UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 17th Floor New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On December 13, 2012, the Company held its 2012 annual meeting of stockholders (the “Meeting”).  The following matters were submitted to a vote of the Company’s stockholders at the Meeting: (i) the election of six directors to serve until the 2013 annual meeting of stockholders and until their successors are duly elected and qualify; and (ii) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The total number of shares of Common Stock voted in person or by proxy at the Meeting was 4,630,682 representing approximately 75% of the 6,197,760 shares outstanding and entitled to vote at the Meeting.  Each of the matters submitted to a vote of the Company’s stockholders at the Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Nominee	For	Withheld	Broker Non-votes
Harvey W. Schiller, Ph.D.	2,248,758	17,100	2,364,824
Ethan Benovitz	2,243,896	21,962	2,364,824
John P. Bujouves	2,248,758	17,100	2,364,824
Per-Olof Lööf	2,248,758	17,1003	2,364,824
John P. Oswald	2,248,758	17,100	2,364,824
Daniel Saks	2,243,896	21,962	2,364,824

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Marcum LLP	4,620,237	9,120	1,325	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer and Executive Vice President